For the semi-annual period ended January 31, 1999.
File number: 811-5055

                         SUB-ITEM 77-0

                           EXHIBITS

         Transactions Effected Pursuant to Rule 10f-3

I.

1.   Name of Issuer
     Conoco, Inc.

2.   Date of Purchase
       10/21/98

3.   Number of Securities Purchased
       119,900

4.   Dollar Amount of Purchase
       $2,757,700

5.   Price Per Unit
       $23.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Morgan Stanley Dean Witter

7.   Other members of the Underwriting Syndicate


Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
J.P. Morgan Securities Inc.
Prudential Securities Incorporated
Raymond James & Associates, Inc.
Schroder & Co., Inc.
Salomon Smith Barney Inc.
Credit Suisse First Boston Corp.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
Board of Trustees Alex Brown Inc.
Schroder & Co., Inc.
ABN Amro, Inc.
Robert W. Baird & Co., Inc.
Sanford C. Bernstein & Co., Inc.
Blaylock & Partners, L.P.
Chase Securities Inc.
Chatsworth Securities LLC
CIBC Oppenheimer Corp.
Deutsche Bank Securities, Inc.
A.G. Edwards & Sons, Inc.
Fahnestock & Co., Inc.
Guzman & Company
Howard, Weil, Labouisse, Fredrichs Inc.
ING Baring Furman Selz, Inc.
Jeffries & Co., Inc.
Legg Mason Wood Walker, Inc.
McDonald & Company Securities, Inc.
Nesbitt Burns Securities
Neuberger & Berman, LLC
Ormes Capital Markets, Inc.
PaineWebber Incorporated
Raymond James & Associates, Inc.
The Robinson-Humphrey Company, Inc.
Sanders Morris Mundy, Inc.
Muriel Siebert & Co., Inc.
Starr Securities, Inc.
Warburg Dillon Read LLC
Wheat First Securities, Inc.


II.

1.   Name of Issuer
      Fox Entertainment

2.   Date of Purchase
       11/10/98

3.   Number of Securities Purchased
       112,100

4.   Dollar Amount of Purchase
       $2,522,250

5.   Price Per Unit
       $22.5

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Merrill Lynch & Co.

7.   Other members of the Underwriting Syndicate

Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
J.P. Morgan Securities Inc.
Prudential Securities Incorporated
Raymond James & Associates, Inc.
Schroder & Co., Inc.
Salomon Smith Barney Inc.
Credit Suisse First Boston Corp.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
Board of Trustees Alex Brown Inc.
Schroder & Co., Inc.
ABN Amro, Inc.
Sanford C. Bernstein & Co., Inc.
Blaylock & Partners, L.P.
Chatsworth Securities LLC
A.G. Edwards & Sons, Inc.
Guzman & Company
ING Baring Furman Selz, Inc.
Legg Mason Wood Walker, Inc.
Neuberger & Berman, LLC
PaineWebber Incorporated
Raymond James & Associates, Inc.
The Robinson-Humphrey Company, Inc.
Warburg Dillon Read LLC
Allen & Company, Inc.
Morgan Stanley & Co., Inc.
NationsBanc Montgomery Securities LLC
Credit Lyonnais Securities (USA), Inc.
Lazard Freres & Co., Inc.
Lehman Brothers Inc.
TD Securities (USA), Inc.
Wasserstein Perella Securities, Inc.
Crowell, Weedon & Co.
Dain Rauscher Inc.
Doley Securities, Inc.
Gerard Klauer Mattison & Co., Inc.
Interstate/Johnson Lane Corp.
Janney Montgomery Scott, Inc.
May Davis Group, Inc.
Pryor, McClendon, Counts & Co.



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